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                                                                     EXHIBIT (5)
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FIRST UNION CORPORATION                  ONE FIRST UNION CENTER (0013)            225 WATER STREET (0585)
LEGAL DIVISION                          CHARLOTTE, NORTH CAROLINA 28288         JACKSONVILLE, FLORIDA 32202
MARION A. COWELL, JR.                             704 374-6828                          904 361-3518
EXECUTIVE VICE PRESIDENT                       FAX: 704 374-3425                     FAX: 904 361-3144
GENERAL COUNSEL AND
SECRETARY
REPLY TO CHARLOTTE OFFICE
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(First Union logo)

                                                                  March 10, 1994
Board of Directors
First Union Corporation
Charlotte, North Carolina 28288
Gentlemen:
     I have acted as counsel for First Union Corporation (the Corporation) in connection with the registration on Form S-4 (the Registration Statement) of 600,000 shares of the Corporation's Common Stock, $3.33 1/3 par value per share (together with the rights attached thereto, the First Union Common Shares), which are issuable under the terms of an Agreement and Plan of Mergers (the
Plan), dated as of November 17, 1993, by and among the Corporation, First Union National Bank of North Carolina, American Bancshares, Inc., and American Commercial Savings Bank, Inc., SSB.
     On the basis of such investigation as I deemed necessary, I am of the opinion that:
     (1) the Corporation has been duly incorporated and is validly existing under the laws of the State of North Carolina; and
     (2) the First Union Common Shares have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Plan, will be validly issued, fully paid and nonassessable.
     I hereby consent to the use of my name under the heading Legal Opinions in the Prospectus/Proxy Statement included in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement.
                                         Very truly yours,
                                         (Signature of Marion A. Cowell, Jr.)
                                         MARION A. COWELL, JR.